Exhibit 99.1

INSTRUCTIONS AS TO USE OF IMPERIAL HOLDINGS, INC.

RIGHTS CERTIFICATES

The following instructions relate to a rights offering by Imperial Holdings, Inc., a Florida corporation (“Company”), to the holders of record of its common stock, as described in the Company’s prospectus supplement dated May 21, 2015 (the “Prospectus”). In this rights offering, you will receive one non-transferable subscription right for every four shares of common stock owned at 5:00 p.m., New York City time, on May 26, 2015.

Rights are evidenced by the enclosed rights certificate. The rights will expire, if not exercised prior to 5:00 p.m., New York City time, on June 15, 2015, unless the Company extends the rights offering period (as it may be extended, the “Expiration Date”).

As described in the accompanying Prospectus, each subscription right will entitle the holder to purchase one share of the Company’s common stock at a subscription price of $5.75 per share, which is referred to as the basic subscription privilege. If you fully exercise your basic subscription privilege and other shareholders do not fully exercise their basic subscription privilege, you will be entitled to exercise an over-subscription privilege to purchase a portion of the unsubscribed shares at the same price of $5.75 per share, subject to proration and subject, further, to reduction by the Company to eliminate subscriptions for fractional shares. Additionally, if there are not enough shares to honor all oversubscription requests, the Company may, at its discretion, issue up to an additional 1,337,686 shares, which is referred to as the “overallotment shares,” to honor over-subscription requests. To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares and, if applicable, over-allotment shares available to you, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty. If all of the rights are exercised, assuming no over-allotment shares are issued, the total purchase price of the shares offered in the rights offering would be $30.8 million. If the rights offering is over-subscribed and the Company issues all of the over-allotment shares, the total purchase price of the shares offered in the rights offering would be $38.5 million.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on June 15, 2015, unless the Company extends the rights offering period. However, there is no guarantee that the rights offering will be extended. In addition, the Company’s board of directors reserves the right to cancel this rights offering at any time, for any reason. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly.

Each holder is required to submit payment in full for all the shares he/she wishes to buy pursuant to the basic subscription privilege and the over-subscription privilege. Because we will not know the total number of unsubscribed shares prior to the expiration of this rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription as elected by you.

The number of rights to which a holder is entitled and the maximum number of shares of common stock for which you may subscribe under your basic subscription privilege are printed on the face of the rights certificate. Holders should indicate their wishes with regard to the exercise of the rights by completing the appropriate portions of the rights certificate.

1.	Method of Subscription—Exercise of Rights

Your prompt action is requested. To exercise the rights, you should properly complete and sign your subscription form, any other subscription documents and payment by hand delivery, first class mail or courier service to the subscription agent, American Stock Transfer & Trust Company, LLC, at the following address:

By Mail:

American Stock Transfer &

Trust Company, LLC

Operations Center

Attn: Reorganization Department

P. O. Box 2042

New York, New York 10272-2042

By Hand, Express Mail, Courier

or Other Expedited Service:

American Stock Transfer &

Trust Company, LLC

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

Payment may be made by:

•	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent” or

•	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO.

Payments must be made in full in United States currency, in immediately available funds, by certified bank, cashiers check or wire transfer payable to American Stock Transfer & Trust Company, LLC, as subscription agent, f/b/o Imperial Holdings, Inc., drawn upon a U.S. bank. Personal checks are not accepted. Payment received after the expiration of this rights offering may not be honored, and the subscription agent will return your payment to you promptly without interest.

Do not send subscription forms or payments directly to Imperial Holdings, Inc. The Company will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription form and other subscription documents and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or the Company.

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York City time, on June 15, 2015. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent. A holder cannot revoke the exercise of rights. Rights not exercised prior to the Expiration Date will expire.

Delivery to an address other than the above does not constitute valid delivery. If U.S. mail is used, we recommend using registered mail, properly insured, with return receipt requested.

Nominee Holders. If you are a beneficial owner of shares of the Company’s common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a subscription form. Instead, one subscription right will be issued to the nominee record holder for every four shares of our common stock that you own at the record date. The Company will ask your record holder to notify you of this rights offering, but the Company is not responsible for the failure of your record holder to contact you. If you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly contact your broker, dealer, custodian bank or other nominee in order to subscribe for shares of the Company’s common stock in this rights offering. If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., New York time, June 15, 2015 expiration date the Company has established for this rights offering.

Insufficient or Excess Payment. If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If the subscription agent does not apply your full subscription payment to your purchase of shares of the Company’s common stock, any excess subscription payment received by the subscription agent will be returned promptly without interest.

2.	Stock Certificate and Excess Payment Deliveries

The following deliveries and payments will be made in the name and address shown on the face of your rights certificate, unless you provide instructions to the contrary in your rights certificate.

(a) Shares of Common Stock. If you purchase shares in this rights offering by submitting a subscription form and payment, American Stock Transfer & Trust Company, LLC, the stock transfer agent, will issue to you through DRS the new shares purchased and a confirmation statement will be mailed to you as soon as practicable after the completion of this rights offering. Until your new shares have been issued through the Direct Registration System (DRS), you may not be able to sell the shares of common stock acquired in this rights offering. If, as of the record date, your shares were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offer, your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock you purchase in this rights offering as soon as practicable after the completion of this rights offering.

(b) Excess Subscription Payments. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the rights offering have been effected, any excess subscription payments received by the subscription agent will be mailed to each holder, without interest.

3.	Sale or Transfer of Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone.

4.	Execution

(a) Execution by Registered Holder. The signature on the rights certificate must correspond with the name(s) of the registered holder exactly as it appears on the face of the rights certificate, without any alteration or change whatsoever, Persons who sign the rights certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the subscription agent in its sole and absolute discretion, must present to the subscription agent satisfactory evidence of their authority to so act.

(b) Execution by a Person Other than the Registered Holder. If the rights certificate is signed by a person other than the holder named on the face of the rights certificate, proper evidence of authority of the person executing the rights certificate must accompany the same unless, for good cause, the subscription agent dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed in “Section 4: Signature Guarantee” of the Rights Certificate, by an Eligible Institution who is a member in a Medallion Program approved by the Securities Transfer Association, Inc., as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, if you specify special issuance or delivery instructions in Section 2 of the rights certificate.

5.	Method of Delivery

The method of delivery of the rights certificate and payment of the aggregate subscription price to the subscription agent will be at the election and risk of the holder.

The rights will expire, if not exercised prior to 5:00 p.m., New York City time, on June 15, 2015, unless the Company extends the rights offering period

Questions?

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of the Company’s common stock or for additional copies of the prospectus to the information agent, D.F. King & Co., Inc., at 877-478-5045.

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